                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions 'Financial Highlights' in the Prospectus and 'Independent Auditors' in the Prospectus and Statement of Additional Information and to the incorporation by reference of our report dated September 21, 1995, in this Registration Statement (Form N-1A No. 33-14400 ) of PaineWebber Kidder, Peabody California Tax Exempt Money Fund.


                                          ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

New York, New York
November 30, 1995